Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-160735) and Form S-8 (No. 333-167770, 333-164614, 333-76420, 333-99049, 333-125206, and 333-130685) of TrueBlue, Inc. of our report dated February 18, 2009 relating to the financial statements and financial statement schedule, which appears in this Form 10-K of TrueBlue, Inc. for the fiscal year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Seattle, WA
February 21, 2011